Exhibit 7 to Form T-1


                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                              JPMorgan Chase Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                    at the close of business June 30, 2003,
                 in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                               Dollar Amounts
                  ASSETS                                        in Millions


Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ........................................... $ 22,657
     Interest-bearing balances ...................................   10,600
Securities:
Held to maturity securities.......................................      268
Available for sale securities.....................................   76,771
Federal funds sold and securities purchased under
agreements to resell .............................................
     Federal funds sold in domestic offices ......................    3,844
     Securities purchased under agreements to resell..............   86,290
Loans and lease financing receivables:
     Loans and leases held for sale...............................   31,108
     Loans and leases, net of unearned income..................... $166,046
     Less: Allowance for loan and lease losses....................    3,735
     Loans and leases, net of unearned income and allowance.......  162,311
Trading Assets....................................................  186,546
Premises and fixed assets (including capitalized leases)..........    6,142
Other real estate owned...........................................      133
Investments in unconsolidated subsidiaries and
     associated companies.........................................      696
Customers' liability to this bank on acceptances outstanding......      225
Intangible assets
        Goodwill..................................................    2,201
        Other Intangible assets...................................    3,058
Other assets......................................................   68,983
TOTAL ASSETS ..................................................... $661,833
                                                                   ========

                                  LIABILITIES
Deposits
     In domestic offices ........................................  $189,571
     Noninterest-bearing ........................................  $ 82,747
     Interest-bearing ...........................................   106,824
     In foreign offices, Edge and Agreement
        subsidiaries and IBF's ..................................   125,990
     Noninterest-bearing.........................................  $  6,025
     Interest-bearing ...........................................   119,965

Federal funds purchased and securities sold
under agreements to repurchase:
     Federal funds purchased in domestic offices.................     4,978
     Securities sold under agreements to repurchase..............   114,181
Trading liabilities .............................................   129,299
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases)...................    10,186
Bank's liability on acceptances executed and outstanding.........       225
Subordinated notes and debentures ...............................     8,202
Other liabilities ...............................................    41,452
TOTAL LIABILITIES ...............................................   624,084
Minority Interest in consolidated subsidiaries...................       104

                                EQUITY CAPITAL

Perpetual preferred stock and related surplus....................         0
Common stock ....................................................     1,785
Surplus  (exclude all surplus related to preferred stock)........    16,304
Retained earnings................................................    18,426
Accumulated other comprehensive income...........................     1,130
Other equity capital components..................................         0
TOTAL EQUITY CAPITAL ............................................    37,645
                                                                   --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL           $661,833
                                                                   ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.



                                              WILLIAM B. HARRISON, JR.)
                                              HANS W. BECHERER        )
                                              FRANK A. BENNACK, JR.   )